SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrants [X]
Filed by a Party other than the Registrants [  ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[X]    Soliciting Material Pursuant to ss.240.14a-12

                          JOURNAL COMMUNICATIONS, INC.
                         JOURNAL EMPLOYEES' STOCK TRUST
                         ------------------------------
         (Name of Registrants as Specified in their respective Charters)

    (Name of Person(s) Filing Proxy Statement if other than the Registrants)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)   Title of each class of securities to which transaction applies:

       2)   Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)   Proposed maximum aggregate value of transaction:

       5)   Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

       2)   Form, Schedule or Registration Statement No.:

       3)   Filing Party:

       4)   Date Filed:

                      [Journal Communications Letterhead]


April 6, 2001



Dear fellow Unitholder:

As a participant in the Journal Communications Stock Plan, each year in May you receive information, called a proxy statement, about our upcoming annual meeting. With that you receive a voting form, called a proxy ballot, to vote on the proposed board of directors of Journal Communications. This year is a little different. In addition to the vote for the directors, we intend to ask you to vote on four amendments to the Journal Employees' Stock Trust Agreement (JESTA).

Your participation in this election by voting your units is very important. According to JESTA, approval of the proposed amendments requires that two-thirds of the units owned by active employees need to be voted "for", or in favor of, each amendment. A vote to abstain, or a failure to vote, counts as a vote "against" the amendment(s).

This is the first vote to amend JESTA since the 1996 vote to make a change in the option price formula. This year's amendments will ratify existing practices of the stock trustees. In simple terms, this is what the amendments will do:

     -    Clarify the definition of "retirement";

     - Specify a pro rated sell-back period of up to five years for employees who are terminated as a result of downsizing, restructuring, job elimination or similar events;

     -    Clarify transfer restrictions on Units;

     - Clarify that large and unusual income or expense items will be excluded from a portion of the option price calculation.

The amendments, if approved, will affect neither the operating expenses nor the cash flow of Journal Communications or the stock trust. They will simply clarify the language and protect the company from litigation.

I'm sure you can understand why the stock trustees and the board of directors consider approval of the amendments important. In fact, these amendments are unanimously approved and recommended by the stock trustees. And the board of directors, including your Unitholders Council representatives on the board, unanimously endorsed the proposed amendments.

After you receive a proxy statement relating to these amendments, we need your vote of approval for the amendments.

Please watch your mailbox for more information in the coming weeks. In May, we hope to be able to mail to you a combined proxy statement relating to both the Journal Communications annual meeting to elect directors and the Stock Trust meeting to vote on the proposed amendments. We also hope to hold these meetings jointly on June 5. However, as the timing of the regulatory review process for the proxy materials may prevent us from sending a combined proxy statement, it is possible that you will receive separate proxy statements for separate meetings.

Please, if at any point in this process, you have questions, don't hesitate to contact us directly:

         Steve Smith         Doug Kiel             Paul Bonaiuto
         Chairman/CEO        President             Executive Vice President/CFO
         414-224-2425        414-223-5306          414-224-2728
         ssmith@jc.com       dkiel@jc.com          pbonaiut@jc.com

Participation in the Stock Plan is a special privilege for employees of the Journal Communications companies. We look forward to you exercising your rights as an employee-owner to participate in this vote to amend and update the Journal Employees Stock Trust Agreement for the future.

Sincerely,

/s/ Steven J. Smith

Steven J. Smith






--------------------------------------------------------------------------------
We urge you to read the proxy statement(s) that Journal Communications, Inc.
and the Journal Employees' Stock Trust will file with the Securities and Exchange Commission ("SEC") in connection with the annual meeting of stockholders to elect directors and the meeting of unitholders relating to JESTA amendments when available, because the proxy statement(s) will contain important information. When we file a proxy statement, you may obtain a free copy of it at the SEC's Internet Web site at www.sec.gov. You may also obtain the proxy statement for free (when available) upon written request directed to Paul E. Kritzer, Secretary, Journal Communications, Inc., P.O. Box 661, Milwaukee, Wisconsin 53201 (333 W. State Street, Milwaukee, Wisconsin 53203), or his e-mail address, pkritzer@jc.com. Detailed information regarding the identity and interests of individuals who may be deemed participants in the solicitation of proxies relating to these meetings is available in the Soliciting Materials on
Schedule 14A that we filed with the SEC on April 6, 2001, which you can obtain free of charge at the SEC's Internet Web site at www.sec.gov.
--------------------------------------------------------------------------------

                       INFORMATION REGARDING PARTICIPANTS

         Journal Communications, Inc. ("Journal Communications" or the "Company"), the Journal Employees' Stock Trust (the "Trust") and the following persons may be deemed to be "participants" in the solicitation of proxies in connection with the 2001 annual meeting of stockholders of the Company and a meeting of unitholders of the Trust to consider amendments to the agreement that governs the trust that the Company and the Trust intend to hold jointly on June 5, 2001: (a) the directors and nominees of Journal Communications; (b) the trustees of the Trust; and (c) certain executive officers of Journal Communications.

         The following table sets forth certain information, as of March 2, 2001, regarding beneficial ownership of Units of Beneficial Interest in the Trust and, in the case of Mr. Meissner, of Company Common Stock by each of the foregoing individuals individually and as a group:

                                                                         Units of Beneficial             Percent
             Name and Title with Journal Communications                        Interest                of Units /
                     Except Regarding Trustees                         Beneficially Owned(1)(2)           Shares

Todd K. Adams, Vice President and Director.........................              42,490                       *
David A. Anderson, Director........................................              15,492                       *
Paul M. Bonaiuto, Executive Vice President, Director and Trustee...              61,756                       *
James J. Ditter, Vice President, Director and Trustee..............              33,200                       *
Carl L. Dittoe, Director...........................................               7,125                       *
Robert M. Dye, Vice President and Director.........................             112,300                       *
James L. Forbes, Director..........................................                   0                       *
Carl D. Gardner, Vice President of Corporate Affairs and Director..              53,500                       *
Richard J. Gasper, Vice President and Director.....................              39,664                       *
Daniel L. Harmsen, Vice President of Human Resources...............              29,350                       *
Joseph P. Hoffman, Director........................................               2,800                       *
Stephen O. Huhta, Vice President and Director......................              82,105                       *
Mark J. Keefe, Vice President and Director.........................              35,130                       *
Douglas G. Kiel, President, Director and Trustee...................              91,998                       *
Kenneth L. Kozminski, Vice President and Director..................              22,715                       *
Paul E. Kritzer, Vice President - Legal and Secretary and Director.             101,590                       *
Ronald G. Kurtis, Vice President and Director......................             138,500                       *
David G. Meissner, Director........................................                  (2)                     (2)
Judith A. Osep, Director...........................................               3,650                       *
Ulice Payne, Jr., Nominee for Director.............................                   0                       *
Roger D. Peirce, Director..........................................                   0                       *
James P. Prather, Vice President and Director......................              25,780                       *
Steven J. Smith, Chairman of the Board and Chief Executive Officer,
     Director and Trustee..........................................             182,060                       *
Keith K. Spore, Senior Vice President, Director and Trustee........              65,914                       *
Thomas J. Szews, Director..........................................               7,975                       *

Mary Alice Tierney, Vice President of Corporate Communications.....              40,138                       *
Thomas C. Taschler III, Director...................................               2,460                       *
Karen O. Trickle, Vice President and Treasurer and Director........              17,362                       *

Directors, Trustees, and certain Executive Officers as a group.....                  (2)                     (2)

*The amount shown is less than 1% of the outstanding shares.

(1) Each Unit of Beneficial Interest of the Trust represents a beneficial interest in one share of Company Common Stock.

(2)  The participants as a group (but excluding David G. Meissner, James L.
     Forbes, Roger D. Peirce and Ulice Payne, Jr.) are the beneficial owners of
     1,215,054 Units, representing the right to vote 4.5% of the number of outstanding shares of Journal Communications Common Stock entitled to vote in the election of Company directors and 6.9% of the number of outstanding
     Units of the Trust entitled to vote on the proposals to amend the Journal
     Employees' Stock Trust Agreement. Mr. Meissner owns no Units but is an officer and director of Matex Inc., which owns 2,640,000 shares of Journal
     Communications Common Stock. Mr. Meissner's wife and two adult children are also officers and directors of Matex Inc. and together they own or have a beneficial interest in 33% of the outstanding common stock of Matex Inc.
     Mrs. Meissner also has a 33% beneficial interest in a trust that holds
     240,000 shares of Journal Communications Common Stock. Other members of
     Mrs. Meissner's family (the Grant-Abert family) own or have a beneficial interest in the remaining 67% of Matex Inc. shares and the trust that holds the 240,000 shares of Journal Communications Common Stock. Because Messrs.
     Forbes, Peirce and Payne are not employees of Journal Communications, the Trust Agreement that sets forth the terms of the Stock Trust prevents them from owning Units.